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                                                                  EXHIBIT (N)(1)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-6 (the "Registration Statement") of our report dated April 25, 2014, relating to the financial statements of Separate Account USL VL-R, which appears in such Registration Statement. We also consent to the use in this Registration Statement of our report dated April 28, 2014, relating to the financial statements of The United States Life Insurance Company in the City of New York, which appears in such Registration Statement. We also consent to the use in this Registration Statement of our report dated April 28, 2014, relating to the statutory basis financial statements of American Home Assurance Company, which appears in such Registration Statement. We also consent to the incorporation by reference in such Registration Statement of our report dated February 20, 2014, relating to the consolidated financial statements, financial statement schedules and management's assessment of the effectiveness of internal control over financial reporting, which appears in American International Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2013. We also consent to the reference to us under the heading "Financial Statements" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Houston, Texas
April 28, 2014


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CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-6 of our report dated 24 February 2012 relating to the consolidated financial statements of AIA Group Limited which appears in American International Group, Inc.'s Annual Report on Form 10-K for the year ended 31 December 2013. We also consent to the reference to us under the heading "Financial Statements" in such Registration Statement.


/s/ PricewaterhouseCoopers

Hong Kong
28 April 2014